SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              _____________________

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (date of earliest event reported):  December 13, 1996

                   REFAC Technology Development Corporation
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                     0-7704           13-1681234
     (State or Other Jurisdiction      (Commission       (IRS Employer
          of Incorporation             File Number)    Identification No.)

        122 East 42nd Street, New York, New York                   10168
     (Address of Principal Executive Offices)                    (Zip Code)

                                 (212) 687-4741
                         Registrant's Telephone Number,
                               Including Area Code

                                        N/A
           Former Name or Former Address, if Changed Since Last Report


          ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

                    (a), (b) On November 27, 1996, Eugene M. Lang, Chairman and Chief Executive Officer of the Registrant, disposed of by gift 387,833 shares of common stock, par value $0.10 per share (the "Shares"), of the Registrant to the Eugene M. Lang Foundation (the "Foundation"). On November 29, 1996, Mr. Lang disposed of by gift 401,510 Shares to the Foundation. On December 6, 1996, Mr. Lang disposed of by gift 71,000 Shares to the Foundation.

                    On December 13, 1996, the Registrant entered into a Stock Repurchase Agreement with Mr. Lang and the Foundation, dated as of December 13, 1996 (the "Stock Repurchase Agreement") (see Item 5, below), pursuant to which the Registrant will purchase 832,912 Shares from Mr. Lang and 942,088 Shares from the Foundation (or a total of 1,775,000 Shares) at a price of $8.25 per Share (or an aggregate total purchase price of $14,643,750). Upon the closing of the purchase, the source of funds for such purchase is anticipated to be the cash and proceeds of sales of marketable securities of the Registrant. As a result of the foregoing, control of the Registrant is in the board of directors of the Registrant.

          ITEM 5.   OTHER EVENTS.

                    On December 13, 1996, the Registrant entered into the Stock Repurchase Agreement with Mr. Lang and the Foundation. A copy of the Stock Repurchase Agreement is included as an exhibit hereto and is hereby incorporated by reference herein. Pursuant to the Stock Purchase Agreement, Mr. Lang has agreed to sell, and the Registrant has agreed to purchase, 832,912 Shares, of the Registrant at a price per Share of $8.25, and the Foundation has agreed to sell, and the Registrant has agreed to purchase, 942,088 Shares at a price per Share of $8.25.

                    Mr. Lang has entered into a Retirement Agreement with the Registrant, dated as of December 13, 1996, a copy of which is included as an exhibit hereto, pursuant to which Mr. Lang has agreed to resign as Chairman and Chief Executive Officer of the Issuer. In connection with Mr. Lang's retirement, and in recognition of his years of valued service to the Registrant, the Registrant has agreed to make charitable donations totaling $500,000 to certain charities selected by Mr. Lang.

          ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          99(a)     Stock Repurchase Agreement between REFAC
                    Technology Development Corporation and Eugene M. Lang and the Organizations, dated as of December 13, 1996.

          99(b)     Retirement Agreement between REFAC Technology
                    Development Corporation and Eugene M. Lang, dated as of December 13, 1996.


                                    SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                        REFAC Technology Development
                                             Corporation

          Date:  December 20, 1996      By: /s/ Eugene M. Lang
                                           Name:   Eugene M. Lang
                                           Title:  Chairman and Chief
                                                    Executive Officer



                                     EXHIBIT INDEX


          Exhibit      Description                               Page

          99(a)        Stock Repurchase Agreement between
                       REFAC Technology Development
                       Corporation and Eugene M. Lang and
                       the Organizations, dated as of
                       December 13, 1996.

          99(b)        Retirement Agreement between REFAC
                       Technology Development Corporation
                       and Eugene M. Lang, dated as of
                       December 13, 1996.